LOAN AND SECURITY AGREEMENT


     This  LOAN  AND SECURITY AGREEMENT ("Loan Agreement") is entered into as of
                                          --------------
July 16, 2001, by and between BRIGHTCUBE, INC. formerly known as PHOTOLOFT.COM, INC., a Nevada corporation ("Borrower"), in favor of INTELLECT CAPITAL GROUP,
                                --------
LLC,  a  Delaware  limited  liability  company  ("Lender").
                                                  ------

                                    ARTICLE I
                                   DEFINITIONS

     This Loan Agreement is the "Loan Agreement" referred to in that certain Promissory Note of even date herewith made by Borrower payable to the order of Lender in the original principal amount of Five Hundred Thousand and 00/100 Dollars ($500,000.00) (the "Promissory Note"), and is delivered pursuant to the
                             ---------------
terms thereof. Terms defined in the Promissory Note and not otherwise defined in this Loan Agreement shall have the meanings defined for those terms in the Promissory Note. Terms defined in the California Uniform Commercial Code as in effect on the date hereof ("UCC") and not otherwise defined in this Loan
                                 ---
Agreement or in the Promissory Note shall have the meanings defined for those terms in the UCC. As used in this Loan Agreement, the following terms shall apply to the Borrower and have the meanings respectively set forth:

     "Accounts"  means  all  "accounts"  (as  defined  in  the UCC) now owned or
      --------
hereafter created or acquired by Borrower, and shall include, without limitation all accounts receivable, margin accounts, futures positions, book debts, notes, drafts, acceptances, chattel paper, and other forms of obligations now or hereafter owned or held by or payable to such Person relating in any way to Inventory or arising from the sale of Inventory or the rendering of services by such Person or howsoever otherwise arising, including the right to payment of any interest or finance charges with respect thereto, together with all merchandise represented by any of the accounts; all such merchandise that may be reclaimed or repossessed or returned to such Person; all of such Person's rights as an unpaid vendor, including stoppage in transit, reclamation, replevin, and sequestration; all pledged assets and all letters of credit, guaranty claims, liens, and security interests held by or granted to such Person to secure payment of any of the foregoing; all proceeds and products of all of the foregoing; and all proceeds of insurance with respect thereto, including the proceeds of any applicable credit insurance or fidelity bond, whether payable in cash or in kind; and all customer lists, ledgers, books of account, records, computer programs, computer disks or tape files, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

     "Chattel Paper" means all "chattel paper" (as defined in the UCC) now owned
      -------------
or hereafter created or acquired by Borrower, and shall include, without limitation all electronic chatter paper, all writings owned or held by such Person which evidence both a monetary obligation and a security interest in or a lease of specific goods; when a transaction is evidenced both by a security agreement or a lease and by an Instrument or a series of Instruments, the group of writings taken together constitutes Chattel Paper.

     "Collateral"  as  defined  in  Section  3.1.
      ----------                    ------------

     "Computer  Program"  means  any  computer software program created by or on
      -----------------
behalf of Borrower, or to which Borrower obtained any rights of ownership or exploitation, at any time before or after the date of this Loan Agreement, whether for internal use, for commercial distribution or other exploitation, or for any other use whatsoever.

     "Contracts"  of  any  Person  means  all  contracts, undertakings, or other
      ---------
agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which such Person may now or hereafter have any right, title or interest, including, but not limited to, with respect to an Account, any agreement relating to the terms of payment or the terms of performance thereof.

     "Distribution"  means  dividends,  distributions,  redemption  payments,
      ------------
liquidation payments, or other monies payable to Borrower on account of the Collateral and all rights to any of the foregoing.


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
     "Document"  means  all  "documents"  (as  defined  in the UCC) now owned or
      --------
hereafter created or acquired by Borrower, and shall include, without limitation any bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of Inventory owned or held by such Person, together with any other document or receipt which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

     "Equipment"  means  all  "equipment"  (as defined in the UCC) now owned and
      ---------
hereafter acquired by Borrower and shall include, without limitation, all machinery, office equipment, furniture, furnishings, fixtures, computers, office equipment and other tangible personal Property, as well as purchase options with respect to all of such types of Property leased by such Person; together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto, wherever any of the foregoing is located.

     "Event  of  Default"  has  the  meaning  set  forth  in  Article  VIII.
      ------------------

     "General  Intangibles"  means  all "general intangibles" (as defined in the
      --------------------
UCC) now owned or hereafter created or acquired by Borrower, and shall include, without limitation, choses in action, causes of action and all other kinds of intangible personal property of every kind or nature owned by such Person, including, but not limited to, contract rights, corporate or other business records, inventions, designs, patents, patent applications, service marks, trademarks, trademark applications, trade names, trade secrets, engineering drawings, goodwill, registrations, copyrights, copyright applications, licenses, franchises, leasehold interests in personal property, customer lists, tax refund claims, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, royalty, licensing and product rights (including licenses consisting of the right to occupy seats at the exhibition of theatrical motion pictures), rights to the retrieval from third parties of electronically processed and recorded data pertaining to any Collateral and all rights to payment under any judgment; and all customer lists, ledgers, books of account, records, computer programs, computer disks or tape files, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

     "Instrument"  means  all "instruments" (as defined in the UCC) now owned or
      ----------
hereafter created or acquired by Borrower, and shall include, without limitation, any draft, check, certificate of deposit, note, bill of exchange, security (including equity securities) or any other writing owned or held by such person which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is transferred in the ordinary course of business by delivery with any necessary endorsement or assignment.

     "Intellectual  Property" shall mean, without limiting the generality of the
      ----------------------
definition of "General_Intangibles" set forth herein, all Computer Programs, whether created on or before the date of this Agreement or after the date of this Agreement, and all know-how, processes, designs, techniques, plans, artwork, packaging, documentation, advertising material, specifications, models, data, inventions and similar types of property related to, or used by Borrower in connection with its business including, without limitation, concerning, any Computer Programs, and all underlying works of any of the foregoing and all derivative works of the foregoing whenever created, and all rights of Borrower therein and thereto of every kind and nature, including, but not limited to, any and all copyrights, copyright applications, rights in copyright, interests in copyrights and renewals and extensions of copyrights, domestic and foreign, heretofore or hereafter obtained thereupon, and all trademarks, trade names
(including, but not limited to, the names "Photoloft", "PhotoLoft.com", "BrightCube" "photosharing.com", "artlister.com", "frameyourart.com", "photoinkjet.com" and "workingphoto.com"), service marks and logos, and variants thereof and rights therein, and all registrations thereof and applications to register any of the foregoing, trade secret rights, patents, patent applications, industrial property and other rights.

     "Inventory" means all "inventory" (as defined in the UCC) now owned or hereafter created or acquired by Borrower, and shall include, without limitation, any and all goods owned or held by or for the account of such Person, for sale or lease, or for furnishing under a contract of service, or as raw materials, work in process, materials incorporated in or consumed in the production, packaging, delivery or shipping of any of the foregoing, supplies, and all property the sale, lease or other disposition of which has given rise to Accounts and which has been returned to such Person or repossessed by such Person or stopped in transit, all substitutions and replacements therefor and


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all additions and accessions thereto; and all customer lists, ledgers, books of account, records, computer programs, computer disks or tape files, computer printouts, computer runs, and other computer prepared information relating to any of the foregoing.

     "Person"  means  any  natural  person,  corporation,  firm,  partnership,
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association,  trust,  or  any  other  entity,  whether  acting in an individual, fiduciary,  or  other  capacity.

     "Secured  Obligations"  means,  with  respect  to Borrower, (a) the due and
      --------------------
punctual payment of all amounts due or to become due under the Promissory Note, including such obligations, indebtedness, and liabilities arising under successive transactions renewing, increasing, extending or continuing any of the foregoing; changing the interest rate or other terms thereof, or creating new or additional obligations, indebtedness, and liabilities after prior obligations, indebtedness, or liabilities have been in whole or in part satisfied (b) the performance of all obligations under the Loan Agreement, including such obligations, indebtedness, and liabilities arising under successive transactions renewing, increasing, extending or continuing any of the foregoing; changing the interest rate or other terms thereof, or creating new or additional obligations, indebtedness, and liabilities after prior obligations, indebtedness, or liabilities have been in whole or in part satisfied; and (c) all present and future obligations owing by Borrower to Lender whether or not for the payment of money, whether or not evidenced by any note or other instrument, whether direct or indirect, absolute or contingent, due or to become due, joint or several, primary or secondary, liquidated or unliquidated, secured or unsecured, original or renewed or extended, whether arising before, during or after the commencement of any bankruptcy case in which Borrower is a debtor, including but not limited to any obligations arising pursuant to letters of credit or acceptance transactions or any other financial accommodations; and all principal, interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable to Borrower or incurred by Lender in connection with this Loan Agreement and Promissory Note.

                                   ARTICLE II
                                      LOAN

     In accordance with the terms of the Promissory Note, Borrower shall pay to the order of Lender the principal sum of Five Hundred Thousand and 00/100 dollars ($500,000.00) at an interest rate of 8.0% per annum, calculated quarterly, with the entire outstanding principal balance on such Promissory Note and all interest accrued thereon being due and payable in a balloon payment at such time that Lender delivers written demand to Borrower, in accordance with the terms and provisions of the Promissory Note. The Promissory Note is a senior obligation of the Borrower, ranking in greater priority over any general creditors of the Borrower, and secured in accordance with the terms of this Loan Agreement.

                                   ARTICLE III
                                SECURITY INTEREST

     Section  3.1     Grant of Security.  As security for the repayment and full
                      -----------------
and prompt performance of the Secured Obligations, Borrower hereby assigns, transfers, pledges and sets over to Lender and hereby grants to Lender a continuing first priority security interest in, all of Borrower's right, title and interest (whether now owned or existing or hereafter arising or acquired) in and to the following property and interests in property (collectively, the "Collateral"):
 ----------

          (a)     all  Inventory;

          (b)     all  Accounts;

          (c)     all  Chattel  Paper  and  Instruments;

          (d)     all  Documents;

          (e)     all  Equipment;

          (f)     all  General  Intangibles;


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
          (g)     all  Intellectual  Property;

          (h) any and all balances, credits, deposits, accounts or moneys of or in its name in the possession or control of, or in transit to, Lender or any financial institution and all securities, instruments and accounts in which such sums are invested from time to time;

          (i) all deposit accounts, other than deposit account no. 401-527-060 maintained at City National Bank;

          (j)     all  letter  of  credit  rights;

          (k)     all  investment  property;

          (l) all other rights to the payment of money, including, but not limited to, amounts due from any Person, amounts due from any shareholder, tax refunds, insurance proceeds and all indebtedness and other sums owed to such Person by any of its subsidiaries or affiliates;

          (m) all other goods and personal property of Borrower whether tangible or intangible or whether now owned or hereafter acquired by Borrower and wherever located;

          (n) all books, correspondence, credit files, records, invoices, bills of lading and other documents relating to any of the foregoing, including, but not limited to, all tapes, cards, computer runs, ledgers and other papers and documents in the possession or control of Borrower or any computer bureau from time to time acting for Borrower; and

          (o) all accessions to, substitutions for, and replacements, proceeds and products of any of the foregoing, including, but not limited to, all rights in, to and under all policies of insurance, including, but not limited to, claims or rights to payments thereunder and proceeds therefrom, and any credit insurance.

     Section  3.2     Perfection  of  Security  Interests.
                      -----------------------------------

          (a)     Filing  of Financing Statement.  Borrower authorizes Lender to
                  ------------------------------
file  a  financing  statement  (the  "Financing  Statement")  describing  the
                                      --------------------
Collateral.

          (b)     Possession.  Borrower shall have possession of the Collateral,
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except where expressly otherwise provided in this Loan Agreement or where Lender chooses to perfect its security interest by possession, in addition to the filing of the Financing Statement. Where Collateral is in the possession of a third party, Borrower will join with Lender in notifying the third party of Lender's security interest and obtaining an acknowledgement from the third party that it is holding the Collateral for the benefit of Lender.

          (c)     Control.  Borrower  shall  cooperate  with Lender in obtaining
                  -------
control with respect to Collateral consisting of deposit accounts, investment property, letter of credit rights, and electronic chattel paper.

          (d)     Marking  of  Chattel  Paper.  Borrower  shall  not  create any
                  ---------------------------
Chattel Paper without placing a legend on the Chattel Paper acceptable to Lender indicating that Lender has a first priority security interest in such Chattel Paper.

     Section  3.3     Continuing  Security  Interest;  Transfer.  This  Loan
                      -----------------------------------------
Agreement shall create a continuing security interest in the Collateral, notwithstanding the bankruptcy of Borrower or other Person or any other event or proceeding affecting any Person, and shall:


          (a) remain in full force and effect until payment in full of all Secured Obligations and the termination of the commitments of Lender pursuant to the Promissory Note;

          (b)     be  binding  upon  Borrower  and  its  successors;  and


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
          (c) inure, together with the rights and remedies of Lender hereunder, to the benefit of Lender and its successors, transferees and assigns.

Upon the payment in full of all Secured Obligations and the termination of the commitments of Borrower to Lender pursuant to this Loan Agreement and the Promissory Note, the security interests granted herein shall terminate and all rights to the Collateral shall revert to Borrower. Upon any such termination, Lender shall, at Borrower's sole expense, execute and deliver to Borrower such documents as Borrower may reasonably request to evidence such termination.

     Section  3.4     Borrower  Remains Liable.  Notwithstanding anything herein
                      ------------------------
to  the  contrary,

          (a) Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Loan Agreement had not been executed;

          (b) the exercise by Lender of any of its rights hereunder shall not release Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

          (c) Lender shall not have any obligation or liability under any such contracts or agreements included in the Collateral by reason of this Loan Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Borrower thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     Section  3.5     Subsequent  Changes  Affecting  Collateral.  Borrower
                      ------------------------------------------
represents to Lender that it has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral, and Borrower agrees that Lender shall not have any responsibility or liability for informing Borrower of any such changes or potential changes or for taking any action or omitting to take any action with respect thereto.

                                   ARTICLE IV
                      LENDER'S RIGHTS REGARDING COLLATERAL

     At any time (whether or not an Event of Default has occurred), and at the expense of Borrower, Lender may, to the extent it may be necessary or desirable to protect the security hereunder, but Lender shall not be obligated to, at all reasonable times on reasonable notice, enter upon any premises on which Collateral is situated and examine the same. At any time (whether or not an Event of Default has occurred) and from time to time, at the expense of Borrower, Lender may, to the extent it may be necessary or desirable to protect the security hereunder, require Borrower to: (i) notify obligors and account debtors of the Collateral that the Collateral has been assigned to Lender as collateral for the Secured Obligations; and (ii) at any time and from time to time, reasonably request from account debtors and obligors on the Collateral, in the name of Borrower (if an Event of Default shall have occurred) or in the name of Lender, information concerning the Collateral owned by Borrower and the amounts owing thereon. Borrower shall maintain books and records pertaining to the Collateral owned by Borrower in such detail, form and scope as Lender shall reasonably require consistent with Lender's interests hereunder. Borrower shall at any time, at Lender's request, mark the Collateral and Borrower's ledger cards, books of account and other records relating to the such Collateral with appropriate notations satisfactory to Lender disclosing that they are subject to Lender's security interests. Lender shall at all reasonable times on reasonable notice have full access to and the right to audit any and all of Borrower's books and records pertaining to the Collateral, and to confirm and verify the value of the Collateral and to do whatever else Lender reasonably may deem necessary or desirable to protect its interests. Lender shall be under no duty or obligation whatsoever to take any action to preserve any rights of or against any prior or other parties in connection with the Collateral, to exercise any managerial rights with respect to any Collateral, whether or not an Event of Default shall have occurred, or to make or give any presentments, demands for performance, notices of non-performance, protests, notices of protests, notices of dishonor or notices of any other nature whatsoever in connection with the Collateral or the Secured Obligations. Lender shall be under no duty or obligation whatsoever to take any action to protect or preserve the Collateral or any rights of Borrower therein, or to make collections or enforce payment thereon, or to participate in any foreclosure or other proceeding in connection therewith. Concurrently with the execution and delivery of this Agreement, Borrower shall deliver to Lender all certificates representing the Collateral, together with stock powers or other appropriate instruments of assignment duly


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
executed by Borrower in blank. In the event that Borrower receives additional investments that constitute or represent Collateral, Borrower will promptly deliver them to Lender to be held in pledge by Lender pursuant to the terms of this Agreement, together with stock powers or other appropriate instruments of transfer duly executed by Borrower in blank.

                                    ARTICLE V
                    BORROWER'S REPRESENTATIONS AND WARRANTIES

     Borrower represents, warrants and agrees that: (a) Borrower owns the sole, full and clear title to all of its respective existing Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement and except as permitted by the Promissory Note, and no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Lender relating to this Agreement; (b) Borrower has the right and power to grant the security interests granted hereunder; (c) Borrower will pay, prior to delinquency, all taxes, charges, Liens and assessments against the portion of the Collateral owned by it; (d) the Collateral will not be used for any unlawful purpose or in violation of any law, regulation or ordinance, nor used in any way that will void or impair any insurance required to be carried in connection therewith; (e) Borrower will, to the extent consistent with good business practice, keep the Collateral owned by it in reasonably good repair, working order and condition, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto and, as appropriate and applicable, will otherwise deal with the Collateral in all such ways as are considered good practice by owners of like Property; (f) Borrower will take all reasonable steps to preserve and protect the Collateral; (g) Borrower will maintain, with responsible insurance companies, adequate and customary insurance covering the Collateral; (h) Borrower will promptly notify Lender in writing in the event of any substantial or material damage to the Collateral (considered as a whole) from any source whatsoever, and, except for the disposition of collections and other proceeds of the Collateral permitted by Article VII, Borrower will not remove or permit to be removed any part of the Collateral from its place of business without the prior written consent of Lender, except for such items of the Collateral as are removed in the ordinary course of business or in connection with any transaction or disposition otherwise permitted herein;
(i) in the event Borrower changes its name or its address as either are set forth herein, Borrower will notify Lender of such name and/or address change promptly, but in any event, within ten (10) days of such occurrence; (j) all Collateral consisting of goods is located solely in the States listed in Exhibit
                                                                         -------
A;  (k)  the  chief  executive  office  of  Borrower  is located in the State of
-
California;  (l)  Borrower's  state of incorporation is the State of Nevada; and
(m)  the  exact  legal  name  of  Borrower  is  "BrightCube,  Inc.".

                                   ARTICLE VI
                              COVENANTS OF BORROWER

     Borrower agrees that, from time to time at its own expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Lender may request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Borrower agrees that after the date of this Loan Agreement, it will, on a basis consistent with its prior practices, promptly upon publication of any new Computer Program (any of the foregoing, a "New Work") or adoption of a new trademark or service mark (either of the
 ---------
foregoing,  a  "New Mark"): (i) register the copyright in such New Work with the
                --------
U.S. Copyright Office, or register such New Mark in the U.S. Patent and Trademark Offices and in appropriate foreign jurisdictions (except to the extent Borrower believes reasonably and in good faith that any New Mark or New Work is not registrable under applicable law); (ii) execute and deliver additional copyright mortgages and trademark assignments and such other instruments as Lender may reasonably request in order to perfect Lender's security interest in such New Work or New Mark; and (iii) send notice of such New Work to Lender. In addition, in the event that after the date of this Loan Agreement Borrower adopts any new trademark, trade name, service mark, product name or service name, Borrower will promptly notify Lender of such new trademark, trade name, service mark, product name or service name and will seek registration of such new trademark, trade name, service mark, product name or service name in appropriate circumstances and with appropriate authorities in the United States and elsewhere. With respect to the foregoing and the grant of the security interest hereunder, Borrower hereby authorizes Lender to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Borrower where and as permitted by law. A carbon, photographic or other reproduction of this Loan Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Borrower shall furnish Lender with a fully executed copy of each agreement now existing or hereafter entered into concerning the Intellectual Property.

                                   ARTICLE VII
                          COLLECTIONS ON THE COLLATERAL

     Except as otherwise provided herein, Borrower shall have the right to use and to continue to make collections on and receive Distributions and other proceeds of all of the Collateral in the ordinary course of business so long as no Event of Default shall have occurred. Upon the occurrence of an Event of Default, at the option of Lender, Borrower's right to make collections on and receive Distributions and other proceeds of the Collateral and to use or dispose of such collections and proceeds shall be suspended until such time, if any, that such Event of Default has been cured, and any and all Distributions, proceeds and collections, including all partial or total prepayments, then held or thereafter received on or on account of the Collateral will be held or received by Borrower in trust for Lender and immediately delivered in kind to Lender for so long as such suspension remains in effect. Any remittance received by Borrower from any Person shall be presumed to relate to the Collateral and to be subject to Lender's security interests. Upon the occurrence of an Event of Default, Lender shall have the right at all times to receive, receipt for, endorse, assign, deposit and deliver, in the name of Lender (on behalf of Lender) or in the name of Borrower, any and all checks, notes, drafts and other instruments for the payment of money constituting proceeds of or otherwise relating to the Collateral; and Borrower hereby authorizes Lender to affix, by facsimile signature or otherwise, the general or special endorsement of it, in such manner as Lender shall deem advisable, to any such instrument in the event the same has been delivered to or obtained by Lender without appropriate endorsement, and Lender and any collecting agent are hereby authorized to consider such endorsement to be a sufficient, valid and effective endorsement by Borrower, to the same extent as though it were manually executed by a duly authorized officer of Borrower, regardless of by whom or under what circumstances or by what authority such facsimile signature or other endorsement actually is affixed, without duty of inquiry or responsibility as to such matters, and Borrower hereby expressly waives demand, presentment, protest and notice of protest or dishonor and all other notices of every kind and nature with respect to any such instrument.

                                  ARTICLE VIII
                                EVENT OF DEFAULT

     An "Event of Default" shall mean (a) the failure by Borrower to pay, within
         ----------------
fifteen  (15)  days  of  Lender's demand as set forth in the Promissory Note and
Article II, all unpaid principal and all accrued and unpaid interest due under the Promissory Note; or (b) the failure by Borrower to pay any other Secured Obligation in accordance with the terms thereof.

                                   ARTICLE IX
                          RIGHTS UPON EVENT OF DEFAULT

     Section  9.1     Rights  Upon  Event of Default.  Upon the occurrence of an
                      ------------------------------
Event of Default, Lender shall have, in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies that Lender may have under applicable law or in equity or under this Loan Agreement (including, but not limited to, all rights set forth in Article VII hereof) or under the Promissory Note, all rights and remedies of a secured party under the UCC as enacted in any jurisdiction, and, in addition, the following rights and remedies, all of which may be exercised with or without notice to Borrower and without affecting the Secured Obligations, or the enforceability of the Liens and security interests created hereby: (a) to foreclose the Liens and security interests created hereunder or under any other agreement relating to any Collateral by any available judicial procedure or without judicial process; (b) to enter any premises where any Collateral may be located for the purpose of securing, protecting, inventorying, appraising, inspecting, repairing, preserving, storing, preparing, processing, taking possession of or removing the same; (c) to sell, assign, lease or otherwise dispose of any Collateral or any part thereof, either at public or private sale or at any broker's board, in lot or in bulk, for cash, on credit or otherwise, with or without representations or warranties and upon such terms as shall be acceptable to Lender; (d) to notify obligors on the Collateral that the Collateral has been assigned to Lender and that all payments thereon are to be made directly and exclusively to Lender, for the benefit of Lender; (e) to collect by legal proceedings or otherwise all

Distributions, interest, principal or other sums now or hereafter payable upon or on account of the Collateral; (f) to cause the Collateral to be registered in the name of Lender, as legal owner; (g) to enter into any extension, reorganization, deposit, merger or consolidation agreement, or any other agreement relating to or affecting the Collateral, and in connection therewith Lender may deposit or surrender control of the Collateral or accept other Property in exchange for the Collateral; (h) to settle, compromise or release, on terms acceptable to Lender, in whole or in part, any amounts owing on the Collateral or any disputes with respect thereto; (i) to extend the time of payment, make allowances and adjustments and issue credits in connection with the Collateral in the name of Lender or in the name of Borrower; (j) to enforce payment and prosecute any action or proceeding with respect to any or all of the Collateral and take or bring, in the name of Lender or in the name of Borrower, any and all steps, actions, suits or proceedings deemed by Lender necessary or desirable to effect collection of or to realize upon the Collateral, including any judicial or nonjudicial foreclosure thereof or thereon, and Borrower specifically consents to any nonjudicial foreclosure of any or all of the Collateral or any other action taken by Lender which may release any obligor from personal liability on any of the Collateral, and Borrower waives any right not expressly provided for in this Loan Agreement to receive notice of any public or private judicial or nonjudicial sale or foreclosure of any security or any of the Collateral; and any money or other property received by Lender in exchange for or on account of the Collateral, whether representing collections or proceeds of Collateral, and whether resulting from voluntary payments or foreclosure proceedings or other legal action taken by Lender or Borrower may be applied by Lender without notice to Borrower to the Secured Obligations in such order and manner as Lender in its sole discretion shall determine; (k) to insure, process and preserve the Collateral; (l) to exercise all rights, remedies, powers or privileges provided under this Loan Agreement or the Promissory Note; (m) to remove, from any premises where the same may be located, the Collateral and any and all documents, instruments, files and records, and any receptacles and cabinets containing the same, relating to the Collateral, and Lender may, at the cost and expense of Borrower, use such of its supplies, equipment, facilities and space at its places of business as may be necessary or appropriate to properly administer, process, store, control, prepare for sale or disposition and/or sell or dispose of the portion of the Collateral owned by Borrower or to properly administer and control the handling of collections and realizations thereon, and Lender shall be deemed to have a rent-free tenancy of any premises of Borrower for such purposes and for such periods of time as reasonably required by Lender; (n) to receive, open and dispose of all mail addressed to Borrower and notify postal authorities to change the address for delivery thereof to such address as Lender may designate; provided that Lender agrees that it will promptly deliver over to Borrower such opened mail as does not relate to the Collateral; and (o) to exercise all other rights, powers, privileges and remedies of an owner of the Collateral; all at Lender's sole option and as Lender in its sole discretion may deem advisable. Borrower shall, at Lender's request, assemble the Collateral and make it available to Lender at places that Lender may reasonably designate, whether at the premises of Borrower or elsewhere, and will make available to Lender, free of cost, all premises, equipment and facilities of Borrower for the purpose of Lender's taking possession of the Collateral or storing same or removing or putting the Collateral in salable form or selling or disposing of same.

     Section  9.2     Right  To  Take  Possession  of Collateral.  Upon the
                      ------------------------------------------
occurrence of an Event of Default, Lender also shall have the right, without notice or demand, either in person, by agent or by a receiver to be appointed by a court, and without regard to the adequacy of any security for the Secured Obligations, to take possession of the Collateral or any part thereof and to collect and receive the rents, issues, profits, income and proceeds thereof. Taking possession of the Collateral shall not cure or waive any Event of Default or notice thereof or invalidate any act done pursuant to such notice. The rights, remedies and powers of any receiver appointed by a court shall be as ordered by said court.

     Section 9.3     Sale or Disposal of Collateral.  Any public or private sale
                     ------------------------------
or other disposition of the Collateral may be held at any office of Lender, or at Borrower's places of business, or at any other place permitted by applicable law, and without the necessity of the Collateral's being within the view of prospective purchasers. Lender may direct the order and manner of sale of the Collateral, or portions thereof, as it in its sole and absolute discretion may determine, and Borrower expressly waives any right to direct the order and manner of sale of any Collateral. Lender or any Person on Lender's behalf may bid and purchase at any such sale or other disposition. The net cash proceeds resulting from the collection, liquidation, sale, lease or other disposition of the Collateral shall be applied, first, to the expenses (including reasonable attorneys' fees and disbursements) of retaking, holding, storing, processing and preparing for sale or lease, selling, leasing, collecting, liquidating and the like, and then to the satisfaction of the Secured Obligations in such order as shall be determined by Lender in its sole and absolute discretion. Borrower and any other Person then obligated therefor shall pay to Lender on demand any deficiency with regard thereto which may remain after such sale, disposition, collection or liquidation of the Collateral.

     Section  9.4     Notice  To  Borrower  of  Sale.  Unless  the Collateral is
                      ------------------------------
perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will send or otherwise make available to Borrower, as agent for Borrower, reasonable notice of the time and place of any public sale thereof or of the time on or after which any private sale thereof is to be made. The requirement of sending reasonable notice conclusively shall be met if such notice is mailed, first class mail, postage prepaid, to Borrower at its address set forth herein or otherwise sent to Borrower at least five (5) days before the date of the sale. Borrower expressly waives any right to receive notice of any public or private sale of any Collateral or other security for the Secured Obligations except as expressly provided for in this paragraph.

     Section  9.5     Transfer  After  Sale.  Upon  consummation  of any sale of
                      ---------------------
Collateral hereunder, Lender shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the Collateral so sold absolutely free from any claim or right upon the part of Borrower or any other Person, and Borrower hereby waives (to the extent permitted by applicable laws) all rights of redemption, stay and appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. If the sale of all or any part of the Collateral is made on credit or for future delivery, Lender shall not be required to apply any portion of the sale price to the Secured Obligations until such amount actually is received by Lender, and any Collateral so sold may be retained by Lender until the sale price is paid in full by the purchaser or purchasers thereof. Lender shall not incur any liability in case any such purchaser or purchasers shall fail to pay for the Collateral so sold, and, in case of any such failure, the Collateral may be sold again.

     Section  9.6     Waiver  of  Marshaling.  Borrower  irrevocably  waives any
                      ----------------------
right to compel Lender to marshal assets of the Borrower, whether such rights arise under California Civil Code Sec.Sec.2899 and 3433 or otherwise.

                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

     Section  10.1     Entire Agreement.  This  Loan Agreement together with the
                       ----------------
Promissory Note executed concurrently herewith constitutes the entire agreement between the parties with respect to the subject matter covered by this Loan Agreement, and supersedes all previous discussions, negotiations, oral or written, representations, statements, arrangements, agreements and understandings, if any, by and between the parties with respect to the subject matter covered by this Loan Agreement other than those herein, and any such discussions, negotiations, oral or written, representations, statements, arrangements, agreements and understandings are hereby canceled and terminated in all respects. This Loan Agreement may not be amended, changed or modified except by a writing duly executed by the parties hereto or their duly authorized representatives. The parties have made no representations or warranties not expressly set forth in this Loan Agreement.

     Section  10.2     Severability.  In  the  event  any provision of this Loan
                       ------------
Agreement or the application thereof to any circumstance shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, or to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed to be limited or reduced so as to be enforceable to the maximum extent allowed by applicable law as it shall then be in force, and if such construction shall not be feasible, then such provision shall be deemed to be deleted herefrom in any action before that court, and all other provisions of this Loan Agreement shall remain in full force and effect.

     Section  10.3     Remedies.  All  rights  and  remedies  of the parties are
                       --------
separate and cumulative, and no one of them, whether exercised or not, shall be deemed to be to the exclusion of or to limit or prejudice any other legal or equitable rights or remedies which the parties may have. The parties shall not be deemed to waive any of their rights or remedies under this Loan Agreement, unless such waiver is in writing and signed by the party to be bound. No delay or omission on the part of any party in exercising any right or remedy shall operate as a waiver of such right or remedy or any other right or remedy. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     Section  10.4     Other Agreements.  Nothing herein shall in any way modify
                       ----------------
or limit the effect of terms or conditions set forth in any other document executed by Borrower or in connection with the Secured Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Promissory Note are fully applicable to this Loan Agreement and are incorporated herein by this reference as though set forth herein in full.

     Section  10.5     Continuing  Effect.  This  Loan Agreement shall remain in
                       ------------------
full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by Lender or any Lender, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

     Section  10.6     Release of Borrower.  This Loan Agreement and all Secured
                       -------------------
Obligations of Borrower hereunder shall be released when all Secured Obligations have been paid in full in cash or otherwise performed in full. Upon such release of Borrower's Secured Obligations hereunder, Lender shall return any pledged Collateral to Borrower, and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required for the return of the Collateral to Borrower, or to the Person or Persons legally entitled thereto, and to evidence or document the release of Lender's interests arising under this Loan Agreement, all as reasonably requested by, and at the sole expense of, Borrower.

     Section 10.7     Assignment. Borrower's rights, duties and responsibilities
                      ----------
under this Loan Agreement may not be assigned, delegated, or otherwise transferred in any manner.

     Section  10.8     Notices.  All communications provided for hereunder shall
                       -------
be in writing and delivered by hand or sent by first class mail or overnight courier delivery, sent (i) if to Lender, to:

                       Intellect  Capital  Group,  LLC
                       11111  Santa  Monica  Blvd.
                       Suite  650
                       Los  Angeles,  California  90025
                       Attention:  Terren  S.  Peizer
                       Facsimile:  (310)  479-2959

           with a copy (which will  not constitute notice) to:

                       Manatt,  Phelps  &  Phillips,  LLP
                       11355  West  Olympic  Blvd.
                       Los  Angeles,  California  90064
                       Attention:  Robert  Platt,  Esq.
                       Facsimile:  (310)  312-4224

or to such other address as Lender may most recently have designated to Borrower in writing; and (ii) if to Borrower, to:

                       BrightCube,  Inc.
                       240  Center  Street
                       El  Segundo,  California  90245
                       Attention:  Al  Marco
                       Facsimile:  (310)  535-4675
           with a copy (which will not constitute notice) to:

                       Manatt,  Phelps  &  Phillips,  LLP
                       1001  Page  Mill  Road,  Building  2
                       Palo  Alto,  California  94304
                       Attention:  Gregory  Rubis,  Esq.
                       Facsimile:  (650)  213-0260


or to such other address or addresses as Borrower may most recently have designated in writing to Lender. All such communications shall be deemed to have been given or made when so delivered by hand, or three business days after being so mailed or the business day following deposit with an overnight courier service.

     Section  10.9     Counterparts.  This Loan Agreement may be executed in two
                       ------------
or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Loan Agreement by telefacsimile shall be effective as delivery of a manually executed counterpart of this Loan Agreement, and any party delivering such an executed counterpart of the signature page to this Loan Agreement by telefacsimile to any other party shall thereafter also promptly deliver a manually executed counterpart of this Loan Agreement to such other party; provided; however, that the failure to deliver such manually executed counterpart shall not affect the validity, enforceability, or binding effect of this Loan Agreement.

     Section  10.10     Interpretation.  This  Agreement  and  all  agreements
                        --------------
relating to the subject matter hereof are the product of negotiation and preparation by and among each party and its respective attorneys, and shall be construed accordingly. The parties waive the provisions of California Civil Code Sec.1654.

     Section  10.11     Costs  and  Expenses.  Borrower agrees to pay Lender all
                        --------------------
costs and expenses including, without limitation, reasonable attorneys' fees and disbursements) incurred by Lender in the enforcement or attempted enforcement of this Loan Agreement, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by Lender in exercising any right, privilege, power or remedy conferred by this Loan Agreement (including, without limitation, the right to perform any Secured Obligation of Borrower under the Promissory Note), or in the enforcement or attempted enforcement thereof, shall be secured hereby and shall become a part of the Secured Obligations and shall be paid to Lender by Borrower, immediately upon demand, together with interest thereon at the rate provided for under the Promissory Note.

     Section 10.12     Statute of Limitations and Other Laws.  Until the Secured
                       -------------------------------------
Obligations shall have been paid and performed in full, the power of sale and all other rights, privileges, powers and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irrespective of the fact that any of the Secured Obligations may have become barred by any statute of limitations. Borrower expressly waives the benefit of any and all statutes of limitation, and any and all laws providing for exemption of property from execution or for valuation and appraisal upon foreclosure, to the maximum extent permitted by applicable law.

     Section  10.13     GOVERNING  LAW.  THIS  LOAN AGREEMENT SHALL BE CONSTRUED
                        --------------
AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, Borrower and Lender have executed this Loan and Security Agreement by their respective duly authorized officers as of the date first written above.

BORROWER:                              BRIGHTCUBE,  INC.
                                       a  Nevada  corporation





                                       By:  /s/  Albert  Marco
                                          ----------------------------------

                                       Name:  Albert  Marco
                                            --------------------------------

                                       Title:  CEO
                                             -------------------------------



LENDER:                                INTELLECT  CAPITAL  GROUP,  LLC
                                       a Delaware limited liability company




                                       By:  /s/  Terren  S.  Peizer
                                          ----------------------------------

                                       Name:  Terren  S.  Peizer
                                            --------------------------------

                                       Title:  Chairman  &  CEO
                                             -------------------------------